                           CERTIFICATE OF AMENDMENT

                                      TO

                             DECLARATION OF TRUST

The undersigned, Secretary of Nuveen New York Municipal Advantage Fund, a Massachusetts business trust, (the "Trust"), hereby certifies that in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, the Board of Trustees of the Trust, by unanimous vote duly adopted resolutions on April 9, 1999 amending the Declaration of Trust of the Trust effective as of the date hereof as follows:

     FIRST. Article I, Section 1 of the Declaration of Trust is hereby amended to read in its entirety:

          Section 1. Name. This Trust shall be known as the "Nuveen New York Dividend Advantage Municipal Fund," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     SECOND. Section 4 of Article XIII is hereby amended by striking the first sentence in its entirety and substituting in lieu thereof the following:

          "Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by vote of a majority of the then Trustees with the consent of shareholders holding more than fifty percent (50%) of Shares entitled to vote."

     THIRD. Section 4 of Article XIII is hereby amended by adding the following to the end of said Section:

          "A certification in recordable form signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust setting forth such amendment and reciting that it was duly adopted by the shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust."
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IN WITNESS WHEREOF, the undersigned, being Secretary of Trust, has executed this instrument as of the 9th day of April, 1999.

                                       NUVEEN MUNICIPAL ADVANTAGE
                                        FUND 2



                                       By: /s/ Gifford R. Zimmerman
                                           -------------------------------
                                           Gifford R. Zimmerman, Secretary

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

          Then personally appeared the above-named Gifford R. Zimmerman, known to me as the Secretary of the Nuveen New York Municipal Advantage Fund 2, who acknowledged the foregoing instrument to be his free act and deed, before me this 9th day of April, 1999.

                                  /s/ Olivia Rubio
                                  ----------------
                                  Notary Public

                                  My Commission Expires: 3/19/01

                                  [Official Seal of Olivia Rubio Appears Here]